EXHIBIT 11

                     NETWORK EQUIPMENT TECHNOLOGIES, INC.
         Computation of Primary and Fully Diluted Earnings Per Share
             (in thousands, except per share amounts - unaudited)

                                                                       Quarter Ended        Six Months Ended
                                                                   Sept. 25,  Sept. 26    Sept. 25,  Sept. 26,
                                                                      1994       1993        1994       1993
                                                                   --------   --------    --------   --------
Primary
    Earnings:
       Net income (loss)                                           $  2,919   $ (1,545)   $  4,346   $ (2,554)

       Interest expense during the period on convertible
         subordinated debentures, net of tax  (1)                       -          -            84        -
                                                                   --------   --------    --------   --------
                                                                   $  2,919   $ (1,545)   $  4,430   $ (2,554)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Shares:
       Weighted average number of common shares outstanding          17,398     16,695      17,265     16,650

       Number of common equivalent shares assuming
          exercise of dilutive stock options and warrants               845        -           723        -
                                                                   --------   --------    --------   --------
                                                                     18,243     16,695      17,988     16,650
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Primary earnings (loss) per share                              $    .16   $   (.09)   $    .25   $   (.15)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

Fully Diluted
    Earnings:
       Net income (loss)                                           $  2,919   $ (1,545)   $  4,346   $ (2,554)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Shares:
       Weighted average number of common shares outstanding          17,398     16,695      17,265     16,650

       Number of common equivalent shares assuming
          exercise of dilutive stock options and warrants             1,327        -         1,343        -

       Number of common equivalent shares assuming
          conversion of convertible securities (2)                      -          -           -          -
                                                                   --------   --------    --------   --------
                                                                     18,725     16,695      18,608     16,650
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

    Fully diluted earnings (loss) per share                        $    .16   $   (.09)   $    .23   $   (.15)
                                                                   --------   --------    --------   --------
                                                                   --------   --------    --------   --------

_____________
(1) This amount represents interest on repurchased debentures resulting from the 20% limitation of common stock repurchases under the modified treasury stock method.

(2) The assumed exercise of these common stock equivalents were excluded as they were anti-dilutive.